Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
(1) Registration Statement (Form S-8 No. 333-249571) pertaining to the Tarsus Pharmaceuticals, Inc. 2020 Equity Incentive Plan, the Tarsus Pharmaceuticals, Inc. 2020 Employee Stock Purchase Plan, and the Tarsus Pharmaceuticals, Inc. 2016 Stock Plan of Tarsus Pharmaceuticals, Inc.,
(2) Registration Statement (Form S-8 No. 333-254932) pertaining to the Tarsus Pharmaceuticals, Inc. 2020 Equity Incentive Plan, and the Tarsus Pharmaceuticals, Inc. 2020 Employee Stock Purchase Plan of Tarsus Pharmaceuticals, Inc.,
(3) Registration Statement (Form S-8 No. 333-263537) pertaining to the Tarsus Pharmaceuticals, Inc. 2020 Equity Incentive Plan and the Tarsus Pharmaceuticals, Inc. 2020 Employee Stock Purchase Plan of Tarsus Pharmaceuticals, Inc.,
(4) Registration Statement (Form S-8 No. 333-270644) pertaining to the Tarsus Pharmaceuticals, Inc. 2020 Equity Incentive Plan and the Tarsus Pharmaceuticals, Inc. 2020 Employee Stock Purchase Plan of Tarsus Pharmaceuticals, Inc.,
(5) Registration Statement (Form S-3 No. 333-260665) of Tarsus Pharmaceuticals, Inc., and
(6) Registration Statement (Form S-3 No. 333-275439) of Tarsus Pharmaceuticals, Inc.;

of our report dated February 27, 2024 with respect to the financial statements of Tarsus Pharmaceuticals, Inc. included in this Annual Report (Form 10-K) of Tarsus Pharmaceuticals, Inc. for the year ended December 31, 2023.
/s/ Ernst & Young LLP
Irvine, California
February 27, 2024